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                                                                   EXHIBIT 4.1.1

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                                  AMENDMENT TO
                          SECOND SUPPLEMENTAL INDENTURE


                                     between


                               USA EDUCATION, INC.


                                       and


                            THE CHASE MANHATTAN BANK


                           Dated as of April 11, 2001


                                  $115,000,000


                       SENIOR NOTES DUE FEBRUARY 18, 2003









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         AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE, dated as of April 11, 2001
("AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE"), between USA Education, Inc., a Delaware corporation (the "COMPANY"), and The Chase Manhattan Bank, as trustee (the "TRUSTEE"), under the Indenture, dated as of October 1, 2000, (the "BASE INDENTURE") and the Second Supplemental Indenture, dated as of February 27, 2001 ("SECOND SUPPLEMENTAL INDENTURE"), each between the Company and the Trustee (the Base Indenture, Second Supplemental Indenture and this Amendment to Second Supplemental Indenture, collectively, the "INDENTURE").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of debentures, notes or other evidences of indebtedness of the Company to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture and the Second Supplemental Indenture, the Company provided for the establishment of a series of senior unsecured and unsubordinated notes known as its Senior Notes due February 18, 2003, the form and substance of such Notes and the terms, provisions and conditions thereof being as provided in the Base Indenture and the Second Supplemental Indenture;

         WHEREAS, the Company desires to increase the aggregate principal amount of the outstanding Senior Notes due February 18, 2003 from $500,000,000 to $615,000,000 to form a single series with the Company's Senior Notes due February 18, 2003 issued on February 27, 2001;

         WHEREAS, the Company has requested that the Trustee execute and deliver this Amendment to Second Supplemental Indenture; all requirements necessary to make this Amendment to Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this Amendment to Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration for the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITION OF TERMS. Capitalized terms used and not otherwise defined in this Amendment to Supplemental Indenture (including the form of Global Note attached as EXHIBIT A to this Amendment to Supplemental Indenture, the terms of which are a part of this Amendment to Supplemental Indenture) have the meanings assigned to them below:

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          "AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE" is defined in the introductory paragraph.

          "BASE INDENTURE" is defined in the introductory paragraph.

          "BUSINESS DAY" is defined in the Global Note.

          "COMPANY" is defined in the introductory paragraph.

          "COMPANY ORDER" is defined in the Base Indenture.

          "DEPOSITARY" is defined in the Base Indenture.

          "ELIGIBLE INSTRUMENTS" is defined in the Base Indenture.

          "GLOBAL NOTE" is defined in Section 2.3.

          "GLOBAL SECURITY" is defined in the Base Indenture.

          "HOLDER" is defined in the Base Indenture.

          "INDENTURE" is defined in the introductory paragraph.

          "INTEREST ACCRUAL PERIOD" is defined in the Global Note.

          "INTEREST PAYMENT DATE" is defined in the Global Note.

          "LIBOR BUSINESS DAY" is defined in the Global Note.

          "LIBOR DETERMINATION DATE" is defined in the Global Note.

          "NOTES" is defined in Section 2.1.

          "MATURITY DATE" is defined in the Global Note.

          "PAYING AGENT" is defined in the Base Indenture.

          "PERSON" is defined in the Base Indenture.

          "REGISTERED SECURITY" is defined in the Base Indenture.

          "REGISTRAR" is defined in the Base Indenture.

          "REGULAR RECORD DATE" is defined in the Global Note.

          "SECOND SUPPLEMENTAL INDENTURE" is defined in the introductory paragraph.

          "THREE-MONTH LIBOR" is defined in the Global Note.

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          "TRUSTEE" is defined in the introductory paragraph.

          "TWO-MONTH LIBOR" is defined in the Global Note.

     1.2 OTHER RULES OF CONSTRUCTION. For all purposes of this Amendment to Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) capitalized terms used and not defined in this Amendment to Supplemental Indenture have the meanings assigned to them in the Base Indenture;

          (b) capitalized terms defined in the Global Note have the meanings assigned to them in the Global Note;

          (c) all terms used in this Amendment to Supplemental Indenture which are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act;

          (d) "or" is not exclusive;

          (e) words in the singular include the plural, and words in the plural include the singular;

          (f) a reference to a Section or Article is to a Section or Article of this Amendment to Supplemental Indenture;

          (g) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Amendment to Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (h) headings are for convenience of reference only and do not affect interpretation.


                                    ARTICLE 2

                        TERMS AND CONDITIONS OF THE NOTES

     2.1 TITLE OF SECURITIES. The title of the Securities is "Senior Notes due February 18, 2003" (the "NOTES").

     2.2 AGGREGATE PRINCIPAL AMOUNT OF NOTES. The aggregate principal amount of Notes that may be authenticated and delivered is $615,000,000, including the $500,000,000 previously issued pursuant to the Second Supplemental Indenture. The Company is entitled under Section 2.02(b) of the Base Indenture to further reopen the Series of Notes by offering additional Securities of such Series. Upon receipt of a Company Order for the authentication and delivery of the Notes and satisfaction of the requirements of Section 2.03 of the Base Indenture, the Trustee shall authenticate Notes for original issuance in an aggregate principal amount of $115,000,000.

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     2.3 FORM OF NOTES. The Notes and the Trustee's Certificate of
Authentication to be endorsed on the Notes are to be substantially in the form attached as EXHIBIT A to this Amendment to Supplemental Indenture (the "GLOBAL NOTE").

     2.4 MATURITY DATE. The entire outstanding principal of the Notes shall be payable on the Maturity Date set forth on the face of the Global Note to Holders as of the Regular Record Date immediately preceding the Maturity Date.

     2.5 INTEREST. The rate of interest on the Notes for each Interest Accrual Period after March 16, 2001 shall be Three-month LIBOR, plus the Spread set forth on the face of the Global Note, except that the rate of interest on the Notes for the final accrual period shall be Two-month LIBOR, plus the Spread set forth on the face of the Global Note, in each case determined by the Trustee as set forth in the Global Note. Interest shall accrue from the Original Issue Date set forth on the face of the Global Note, and the interest rate for the first Interest Accrual Period shall be as set forth in the Global Note. Interest is payable on each Interest Payment Date to Holders as of each Regular Record Date, determined as set forth in the Global Note. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Upon each determination of Three-month LIBOR, the Trustee shall forthwith notify the Company of such determination. The Trustee may appoint an agent to determine Three-month LIBOR.

     2.6 RECORD DATE. Payments of interest and principal shall be made to Holders on each Regular Record Date, determined as set forth in the Global Note.

     2.7 PAYING AGENT. The Trustee shall be the Registrar and the Paying Agent with respect to the Notes. Payments in respect of the Notes represented by Global Securities (including principal and interest) shall be made in immediately available funds as provided in the Global Note.

     2.8 REGISTERED SECURITIES. The Notes shall be issuable only as Registered Securities (without coupons) and as permanent Global Securities. The Notes shall not be issuable in definitive form (other than in the name of the Depositary's nominee) except under the circumstances described in Section 2.15 of the Base Indenture. The Trustee shall act as transfer agent for the Notes.

     2.9 DEPOSITARY. The Depositary for Notes in global form shall be The Depository Trust Company. Beneficial interests in such Notes shall be held through the Depositary.

     2.10 DENOMINATION. The Notes shall be issued in denominations of $1,000 and any integral multiple thereof. The Notes may be transferred or exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and any attempted transfer, sale or other disposition of Notes in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

     2.11 CURRENCY. Payments of the principal and interest on the Notes shall be made in U.S. Dollars, and the Notes shall be denominated in U.S. Dollars.

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     2.12 REDEMPTION. The Company shall have no option to redeem the Notes prior to their maturity, nor shall they be repayable before the Maturity Date at the option of any Holder.

     2.13 SINKING FUND. The Notes shall not have the benefit of any sinking fund.

     2.14 CONVERSION. The Notes shall not be convertible or exchangeable into any other class or series of securities.

     2.15 DEFEASANCE. The Company shall not be entitled to defease payments under the Notes.

     2.16. PRIORITY. The Notes are senior unsecured obligations of the Company and rank equally in right of payment with any other senior unsecured and unsubordinated indebtedness that the Company may issue from time to time. The Notes will rank senior to any subordinated indebtedness that the Company may issue from time to time.


                                    ARTICLE 3

                                TRUSTEE PAYMENTS

     3.1. ESTABLISHMENT OF ACCOUNT; INVESTMENTS. The Company has directed and authorized the Trustee to establish and maintain a debt service account entitled the "USA Education, Inc. 2001-A Debt Service Account." All or a portion of amounts paid to the Trustee by the Company pursuant to Section 2.05 of the Base Indenture shall be deposited in the USA Education, Inc. 2001-A Debt Service Account established for such purpose and shall be invested and reinvested by the Trustee pursuant to written directions from the Company, which direction may be in the form of a standing direction. Such investments may be in one or more Eligible Instruments or Eligible Investments (defined below). Notwithstanding the foregoing, no investment of any such amount may mature later than the business day preceding the applicable payment date (or, in the case of an investment in an obligation of the Trustee, no later than the applicable payment date) and no such investment shall be sold prior to its maturity date. On each payment date the Trustee shall withdraw any net reinvestment income and return such amount to the Company. The Trustee shall have no obligation to invest and reinvest any cash held in the USA Education Inc. 2001-A Debt Service Account in the absence of timely and specific written investment direction from the Company. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Company to provide timely written investment direction.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, with respect to which the Trustee has taken delivery, which evidence: (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities, provided that at the

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time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's Credit Market Services ("S&P") and "P-1" by Moody's Investors Service, Inc. ("MOODY'S"); (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1" by S&P and "P-1" by Moody's; (d) bankers' acceptances issued by any depository institution or trust company referred to in (b) above; (e) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated "A-1+" by S&P and "Aaa" by Moody's; and (f) money market mutual funds registered under the Investment Company Act having a rating, at the time of such investment from each of S&P and Moody's in the highest investment category granted thereby. Any Eligible Investments may be purchased by or through the Trustee or any of its Affiliates and shall include such securities issued by the Trustee or its Affiliates.


                                    ARTICLE 4

                                  MISCELLANEOUS

     4.1 TERMS. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Base Indenture.

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     4.2 RATIFICATION OF BASE INDENTURE AND SECOND SUPPLEMENTAL INDENTURE;
AMENDMENT TO SECOND SUPPLEMENTAL INDENTURE CONTROLS. The Base Indenture and Second Supplemental Indenture, as amended by this Amendment to Second Supplemental Indenture, is in all respects ratified and confirmed, and this Amendment to Second Supplemental Indenture shall be deemed part of the Base Indenture and Second Supplemental Indenture in the manner and to the extent herein and therein provided. The provisions of this Amendment to Second Supplemental Indenture (including the Global Note) shall supersede the provisions of the Base Indenture and the Second Supplemental Indenture to the extent the Base Indenture and the Second Supplemental Indenture is inconsistent herewith.

     4.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals in this Amendment to Supplemental Indenture are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Amendment to Supplemental Indenture.

     4.4 GOVERNING LAW. THIS AMENDMENT TO SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

     4.5 SEPARABILITY. In case any one or more of the provisions contained in this Amendment to Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment to Supplemental Indenture or of the Notes, but this Amendment to Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     4.6 COUNTERPARTS. This Amendment to Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                  [remainder of page left blank intentionally]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to
Supplemental Indenture to be duly executed as of the day and year set forth above.


                                    USA EDUCATION, INC.


                                    By:    /s/ JOHN F. REMONDI
                                           -----------------------------------
                                    Name:  John F. Remondi
                                           -----------------------------------
                                    Title: Executive Vice President and
                                             Chief Financial Officer
                                           -----------------------------------

                                    THE CHASE MANHATTAN BANK, not in its
                                    individual capacity, but solely as Trustee

                                    By:    /s/ PATRICIA M. RUSSO
                                           -----------------------------------
                                    Name:  Patricia M. Russo
                                           -----------------------------------
                                    Title: Vice President
                                           -----------------------------------




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                                                                       EXHIBIT A





                              [FORM OF GLOBAL NOTE]



















                                       A-1